Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
FIRST CITIZENS BANCSHARES, INC.

(As last amended and restated June 10, 2014)

ARTICLE I

Offices

Section 1.  Principal Office:  The principal office of the corporation shall be located in Raleigh, Wake County, North Carolina.

Section 2.  Registered Offices:  The registered office of the corporation required by law to be maintained in the State of Delaware shall be located in Wilmington, New Castle County, Delaware.  The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3.  Other Offices:  The corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors from time to time may determine, or as the affairs of the corporation may require.

ARTICLE II

Meetings of Shareholders

Section 1.  Place of Meetings:  All meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.  Annual Meetings:  The annual meeting of shareholders shall be held at the designated location on such date during the first six months of each year as shall be determined by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the President.  The purpose of such annual meeting shall be to elect directors of the corporation and for the transaction of such other business as may properly be brought before the meeting.

Section 3.  Special Meetings:  Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, or the Secretary, and shall be called by any of them at the request in writing of a majority of the Board of Directors.  Such written request shall state the purpose or purposes of the proposed meeting.

Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 4.  Notice of Meetings; Adjournments:    Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and hour of the meeting and the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting).  Unless otherwise provided by law, the Certificate of Incorporation of the corporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the corporation.

In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is expressly required by the provisions of the General Corporation Law of the State of Delaware.

In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.  In the case of a special meeting called by the written request of a majority of the members of the Board of Directors, the notice also shall state that the meeting is being called upon such written request.

Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided (a) the adjournment is for less than thirty (30) days, and (b) the record date for the meeting is not changed.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each shareholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 5.  Voting Lists:  The  officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting (provided, however, if the record date for determining the shareholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the shareholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation.  A list of shareholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any shareholder who is present.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 5 or to vote in person or by proxy at any meeting of shareholders.

Section 6.  Quorum:  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation of the corporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.  Proxies:  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may vote in person or may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 8.  Voting of Shares:  Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of the General Corporation Law of the State of Delaware, each shareholder shall at every meeting of shareholders be entitled to one vote for each share of issued and outstanding capital stock held by such shareholder. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, any reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one which by express provision of the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities a different vote is required in which case such express provision shall govern and control the decision of such question.

Voting on all matters except the election of directors shall be by voice vote or by a show of hands unless the holders of a majority of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 9.  Written Consent by Shareholders:  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of shareholders are recorded.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested..  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 10.  Presiding Officer:  The Chairman of the Board shall preside at all meetings of shareholders.  If the Chairman of the Board is absent or unable or unwilling to preside, the succession order for the presiding officer for purposes of these Bylaws shall be:  the Vice Chairmen of the Board in order of seniority, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, and the Secretary.  If neither the Chairman of the Board nor any of the other listed officers is present and able and willing to preside, the shareholders may elect a chairman to preside over the meeting.

Section 11.  Notice of Shareholder Business and Nominations:

(A)         Annual Meetings of Shareholders.

(1)     Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or a duly authorized committee thereof, or (c) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this Section 11(A) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 11(A).

(2)     For any nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action.  To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 45th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the date that proxy statements were first mailed to the corporation's shareholders in conjunction with the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date of the preceding year's annual meeting, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Such shareholder’s notice shall set forth:

(a)     as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, and such notice shall be accompanied by the written consent of each person whom the shareholder proposes to nominate to being nominated and to serving as a director if elected;

(b)     as to any other business that the shareholder proposes to bring before the meeting:  (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), (iii) a statement of the shareholder's reasons for desiring such business to be brought before the meeting, and (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)     as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies or votes from shareholders in support of such proposal or nomination, and (vii) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or votes for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Following receipt of notice of a proposed nomination, the corporation may require the shareholder or proposed nominee to provide such other information as may be reasonably necessary to determine the nominee's eligibility to serve as a director of the corporation.

(3)     The requirements of paragraph (A)(2) of this Section 11 shall be deemed satisfied by a shareholder, with respect to business other than a nomination, if the shareholder has notified the corporation of his, her, or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(4)     Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which notices of nominations would otherwise be due under paragraph (A)(2) of this Section 11 and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(A) regarding the nomination of persons for election as directors also shall be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(B)     Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  If, as determined by the Board of Directors, the corporation's notice of meeting indicates that directors shall be elected at a special meeting, nominations of persons for election to the Board of Directors may be made at that meeting (1) by or at the direction of the Board of Directors or a duly authorized committee thereof or (2) by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 11(B) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 11(B).  In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to fill the directorships to be voted upon at the meeting, as specified in the corporation’s notice of meeting, if a written notice in the form and containing the information required by paragraph (A)(2) of this Section 11 shall be delivered by the shareholder to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(C)     General.

(1)     Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors, and only such business shall be considered, transacted or voted upon at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11.  Except as otherwise provided by law, the presiding officer or chairman of the meeting (as determined as provided in Section 10 of this Article II) shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited, or is part of a group which solicited, or did not so solicit, as the case may be, proxies or votes in support of such shareholder’s nominee or proposal in compliance with such shareholder's representation as required by clause (A)(2)(c)(iv) of this Section 11), and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be considered, transacted or voted upon.  Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be considered, transacted or voted upon, notwithstanding that a written notice of such nomination or proposed business has been received by the corporation in accordance with this Section 11 or that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 11, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2)     For purposes of this Section 11, and with respect to any annual or special meeting of shareholders, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document (including without limitation a Current Report on Form 8-K) publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

(3)     Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 11; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 11 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 11 shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in the first sentence of (A)(3), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as it may be amended from time to time).  Nothing in this Section 11 shall be deemed to affect any rights of shareholders (a) to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any series of preferred stock that may be issued from time to time to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 12.  Conduct of Meetings:  The time of the opening and the closing of the polls for each matter upon which the shareholders will vote at an annual or special meeting of shareholders shall be announced at the meeting by the presiding officer or chairman of the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of a meeting of shareholders, or of meetings of shareholders in general, as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the presiding officer or chairman of any meeting of shareholders shall have the right and authority to convene and for any or no reason to adjourn and/or recess the meeting and to prescribe such rules, regulations and procedures, and take all such other actions, as in his or her judgment are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer or chairman of the meeting, may include, without limitation: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding officer or chairman at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business (including without limitation the nomination of a person for election as a director) was not properly brought before or made at the meeting and if such presiding officer or chairman should so determine, he or she shall so declare to the meeting and any such matter or business (including any nomination) not properly brought before or made at the meeting shall not be considered, transacted or voted upon.  Unless and to the extent determined by the Board of Directors or the presiding officer or chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

Directors

Section 1.  General Powers:  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.  The directors shall have and exercise full power in the management and conduct of the business and affairs of the corporation and do all such lawful acts and things as are not by statute, or by Certificate of Incorporation,  directed or required to be exercised or done by the shareholders.

Section 2.  Number, Term, and Qualifications:  The number of directors of the corporation shall be not less than five nor more than thirty.  The Board of Directors shall determine the exact number of directors which shall be not less than five nor more than thirty without a Bylaw modification.  Subject to any limitations on service prescribed by the Board of Directors, each director shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified.  Directors need not be residents of the State of Delaware ; provided, however, that not less than three-fourths (3/4) of the directors shall be citizens of the United States of America.  To be eligible for election and continued service as a director, a person must own at least 100 shares of the common stock of the corporation, individually in his or her own name, jointly with his or her spouse, or in an account for his or her direct benefit.  The Board of Directors, or any committee  authorized by the Board, shall determine whether any particular form of ownership will be recognized as satisfying the share ownership requirements of these Bylaws.

Section 3.  Election of Directors:  Except as provided in Section 5 of this Article, the directors shall be elected by written ballot at the annual meeting of the shareholders and those persons who receive the highest number of votes shall be deemed to have been elected.

Section 4.  Removal:  Any director may be removed from office, with or without cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors.  If any directors are so removed, new directors may be elected at the same meeting.

Section 5.  Vacancies:  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or shareholders owning at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 6.  Chairman and Vice Chairmen of the Board:  The Board of Directors shall from time to time elect from among its members a Chairman of the Board and may elect from among its members such Vice Chairmen as it may deem advisable.  The Chairman of the Board shall preside at all meetings of the Board of Directors.  If the Chairman of the Board is absent or unable or unwilling to preside, the succession order for the presiding officer for purposes of these Bylaws shall be the Vice Chairmen of the Board in order of seniority; the Chief Executive Officer, if not the Chairman of the Board and if a member of the Board of Directors; and the President, if a member of the Board of Directors.  If neither the Chairman of the Board nor any of the other listed officers is present and able and willing to preside, the directors present may elect a chairman to preside over the meeting.

Section 7.  Compensation:  The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.  Members of special or standing committees of the Board of Directors may be allowed like compensation and expenses for their committee services.

Section 8.  Committees of the Board:  The Board of Directors may designate one or more committees of the Board, each committee to consist of two or more directors of the corporation.  The corporation elects to be governed by Section 141(c)(2) of the General Corporation law of the State of Delaware.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in these Bylaws and in the resolution creating and delegating authorities to the committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except as limited by the provisions of the General Corporation Law of the State of Delaware.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors or as set forth in these Bylaws.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

Meetings of Directors

Section 1.  Regular Meetings:  A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders.  In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings, one of which shall be held in each calendar quarter.

Section 2.  Special Meetings:  Special meetings of the Board of Directors may be called by or at the request of the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, or any two directors.  Such meetings may be held either within or without the State of Delaware.

Section 3.  Notice of Meetings:  Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least one day before the meeting, give each director written notice, notice by electronic transmission, or oral notice (in person or on the telephone) of the time, date and place of the meeting.  Such notice need not specify the purpose for which the meeting is called, unless a statement of the specific purpose is otherwise required by these Bylaws.  Unless otherwise indicated in the notice, any and all business may be transacted at the special meeting.

Section 4.  Quorum:  A majority of the duly elected and qualified members of the Board of Directors (but in any event not fewer than one-third of the total number of directors as established by these Bylaws and fixed by the Board of Directors) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5.  Manner of Acting:  Except as otherwise provided in these Bylaws, or as specifically provided by statute or by the Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.  Action by Unanimous Consent of Directors:  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of a committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or the committee.

ARTICLE V

Executive Committee

Section 1.  Members and General Powers:  The Board of Directors may appoint an Executive Committee which shall be composed of not less than three nor more than nine directors who shall have and exercise the powers of the Board of Directors in the management of the business affairs of the corporation, except at such time as the Board of Directors is in session, and subject to the limitations of Section 141(c)(2) of the General Corporation law of the State of Delaware.  However, the Board of Directors shall have the power to direct, limit or control said Executive Committee by resolution at any special or regular meeting of the Board of Directors or by general rules adopted for its guidance.  The Executive Committee shall not have any authority to take any action prohibited by the General Corporation Law of the State of Delaware.

Action taken by the Executive Committee within the scope of its authority shall, for all purposes, be considered action taken by the Board of Directors.

A majority of the members of the Executive Committee shall constitute a quorum.  Further, the Executive Committee shall have authority to take action by unanimous written consent as provided in Article IV, Section 6 for the Board of Directors.

Section 2.  Vacancies:  Any vacancy occurring on the Executive Committee shall be filled by the Board at a regular or special meeting of the Board of Directors.

Section 3.  Removal:  Any member of the Executive Committee may be removed at any time with or without cause by the Board.

Section 4.  Minutes:  The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board.

Section 5.  Chairman of the Executive Committee:  A Chairman of the Executive Committee shall be elected by the members of the Board of Directors from their number at any meeting of the Board.  The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and perform such other duties as may be directed by the Executive Committee.

ARTICLE VI

Reserved

ARTICLE VII

Officers

Section 1.  Number:  The officers of the corporation shall consist of a Chairman of the Board, a President, a Treasurer, and a Secretary, and may also consist of one or more Vice Chairmen of the Board, Vice Presidents (including Executive, Senior, and other such specially designated Vice Presidents), Assistant Vice Presidents, Assistant Treasurers, and Assistant Secretaries as may from time to time be elected by the Board of Directors, and such other officers as may be deemed necessary or advisable by the Board of Directors.

The other officers of the corporation that may be elected by the Board of Directors as provided above may have such titles as may be deemed advisable or appropriate by the Board of Directors, whether or not reflected in these Bylaws, and those officers' titles may from time to time designate them as having special responsibility and authority over some particular facet or facets of the corporation’s business.  For example and without limitation, from time to time the Board of Directors may by resolution designate an officer of the corporation as the Chief Executive Officer (with general executive authority over the business of the corporation), the Chief Operating Officer (with general authority over the day-to-day operations of the corporation),  the Chief Financial Officer (with general authority over the finances of the corporation) and/or the Chief Strategy Officer (with general authority over planning and strategy for all or designated portions of the business of the corporation).

Any officers so elected and/or designated by the Board shall be officers of the corporation, without regard to whether they have any other officer titles specifically listed in these Bylaws, and they shall have such powers, authority, responsibilities, and duties as may from time to time be prescribed, given, or assigned to them by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, or as provided in these Bylaws.  Any two or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required.

Section 2.  Election and Term:  The officers of the corporation shall be elected by the Board of Directors.  Such elections may be held at any regular or special meeting of the Board.  Each officer shall hold office at the pleasure of the Board until his death, resignation, retirement, removal, disqualification, or until his successor is duly elected and qualified.

Section 3.  Removal:  Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.  Compensation:  The compensation of all officers of the corporation shall be fixed by the Board of Directors or as delegated by the Board of Directors.

Section 5.  Authority to Execute Documents:  Except where the signing of a document is required by law to be performed by some other officer or agent of the corporation or the Board of Directors has expressly delegated the authority to sign a document to some other officer or agent of the corporation to the exclusion of all others, the Chairman of the Board, each Vice Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, or any one or more of them, are authorized to sign the following on behalf of the corporation:  certificates for shares of the corporation, deeds, leases, mortgages, bonds, notes, drafts, contracts, and any other documents which may be lawfully executed on behalf of the corporation.

Section 6.  Chairman of the Board:  Subject to the supervision and control of the Board of Directors, the Chairman of the Board shall perform all duties incident to the office of Chairman of the Board and such other duties as are provided in these Bylaws or as may be prescribed from time to time by the Board of Directors.

Unless a different succession is specified in these Bylaws or prescribed by the Board of Directors, in the absence of the Chairman of the Board or in the event of his death, disability, or refusal to act, and until a permanent successor to the Chairman of the Board shall have been appointed by the Board of Directors, the succession order for the duties and responsibilities of the Chairman of the Board shall be: the Vice Chairmen of the Board in order of seniority; the Chief Executive Officer (if not the Chairman of the Board and if a member of the Board of Directors); and the President, if a member of the Board of Directors.

Section 7.  Vice Chairmen of the Board:  From time to time the Board of Directors may elect from among its members one or more Vice Chairmen of the Board.  Subject to the supervision and control of the Board of Directors and the Chairman of the Board, each Vice Chairman of the Board shall perform such duties as are provided in these Bylaws or as may be prescribed from time to time by the Board of Directors or the Chairman of the Board.

Section 8.  President:  Subject to the supervision and control of the Board of Directors, the Chairman of the Board, and the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President shall have such  powers, responsibilities, authorities, and duties as are provided in these Bylaws or as may from time to time be prescribed, given, or assigned to him by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 9.  Vice Presidents and Assistant Vice Presidents:  Subject to the supervision and control of the Board of Directors, the Chairman of the Board, and the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the Vice Presidents (including Executive, Senior, and other such specially designated Vice Presidents) and Assistant Vice Presidents shall have such powers, authority, responsibilities, and duties as may from time to time be prescribed, given, or assigned to them by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 10.  Secretary:  The Secretary shall attend and keep accurate records of the acts and proceedings of all meetings of shareholders and directors.  The Secretary shall give or cause to be given all notices required by law and by these Bylaws.  The Secretary shall have general charge of the corporate books and records and of the corporate seal, and he may attest to the signature of any other corporate officer and affix the corporate seal to any lawfully executed instrument requiring it.  The Secretary shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each.  The Secretary shall sign such instruments as may require his signature and shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors).  The Secretary shall sign certificates for shares of the corporation with the Chairman of the Board, any Vice Chairman of the Board, the President, or any other authorized officer.

Section 11.  Assistant Secretaries:  In the absence of the Secretary or in the event of his death, disability, or refusal to act, the Assistant Secretaries in the order of their seniority (unless otherwise determined by the Board of Directors) shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.  The Assistant Secretaries shall also perform such other duties as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the Secretary.  Any Assistant Secretary may attest to the signature of any other corporate officer and affix the corporate seal to any lawfully executed instrument requiring it.  Any Assistant Secretary may sign certificates for shares of the corporation with the Chairman of the Board, any Executive Vice Chairman of the Board, any Vice Chairman of the Board, the President, or any other authorized officer.

Section 12.  Treasurer:  The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors.  He shall keep full and accurate accounts of the finances of the corporation and shall render an account of all his transactions as Treasurer and of the financial condition of the corporation to the Board of Directors at its regular meetings and at such other times as the Board of Directors may require.  The Treasurer shall perform all duties incident to his office and such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors).

Section 13.  Assistant Treasurers:  In the absence of the Treasurer or in the event of his death, disability, or refusal to act, the Assistant Treasurers in the order of their seniority (unless otherwise determined by the Board of Directors), shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer.  The Assistant Treasurers shall perform such other duties as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the Treasurer.

Section 14.  Other Officers:  The duties of all officers and employees not defined and enumerated in the Bylaws shall be prescribed and fixed by the Board of Directors or, in the absence of any such directive, the Chairman of the Board, or the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors).  In carrying out those duties, each such officer shall have the authority to do all other acts necessary to be done to carry out their prescribed duties unless otherwise ordered by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, including, but not limited to, the power to sign, certify or endorse notes, certificates of indebtedness, deeds, checks, drafts or other contracts for and on behalf of the corporation and/or to affix the seal of the corporation to such documents as may require it.

Section 15.  Bonds:  The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 16.  Seniority:  When these Bylaws call for officers to serve in the order of their seniority, the seniority of each such officer shall be determined based on the length of time the officer has held the office in question.

ARTICLE VIII

Contracts, Loans, Checks and Deposits

Section 1.  Contracts:  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, lease, or to execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.  The Board of Directors may enter into employment contracts for any length of time it deems wise.

 Section 2.  Loans:  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or specific in nature and scope.

 Section 3.  Checks and Drafts:  All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

 Section 4.  Deposits:  All funds of the corporation not otherwise employed from time to time shall be deposited to the credit of the corporation in such depositories as the Board of Directors shall direct.

ARTICLE IX

Stock and Stock Transfer

Section 1.  Certificates of Stock:  Stock of the corporation may be issued, registered and held with or without certificates to represent such stock.  The Board of Directors by resolution or resolutions may provide that some or all of any or all classes or series of stock shall be uncertificated  shares.  If stock is represented by certificates, the certificates shall be issued in such form as the Board of Directors shall determine.  Such stock certificates shall indicate thereon a reference to any and all restrictive conditions of said stock.  These certificates shall be signed by the Chairman of the Board, or a Vice Chairman of the Board, or the President, or any Vice President and the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer, or may have facsimile signatures of such officers placed thereon and such officers shall have the power to make or order to be made by an authorized officer or transfer agent any and all transfers of the securities of the corporation.  Stock certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such an officer, transfer agent or registrar at the date of issue.  Where stock is not represented by certificates, the name and address of the persons to whom they are registered, with the number of shares and the date of registration, shall be entered on the stock transfer books of the corporation; and within a reasonable time after the registration of such stock, the corporation shall send the shareholder to whom such stock has been registered a written statement of the information otherwise required by law to be on a certificate evidencing those shares.

Section 2.  Transfer of Stock:  Transfers of stock shall be made on the stock transfer books of the corporation upon surrender of the certificates for the shares sought to be transferred by the registered holder thereof or by his duly authorized agent, transferee or legal representative or, in the case of uncertificated shares, upon the written request of such persons in such form and with such documentation as the Board may establish.  All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued, or before any shares shall be registered to the current or a subsequent holder without certificate.  Upon surrender to the corporation or its transfer agent of a certificate for shares, or in the case of an uncertificated share upon delivery of written request together with any required information or documentation, which is duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or its transfer agent to issue a new certificate or, upon appropriate request, to register uncertificated shares to the person entitled thereto, to cancel any old certificate and to record the transaction upon its books.  The corporation shall maintain, or cause one or more stock transfer agents to maintain, stock transfer records containing the name and address of each shareholder of record and the number of shares and class or series of stock held by each such shareholder.

Section 3.  Fixing Record Date:

(a)           In order that the corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b)           In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which  shall not be more than sixty (60) days prior to such action.  If no such record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)           Unless otherwise restricted by the Certificate of Incorporation, in order that the corporation may determine the shareholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date for determining shareholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4.  Lost Certificates:  The Board of Directors may authorize and direct the issuance of a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors in its discretion may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.  Registered Shareholders:  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

Section 6.  Treasury Shares:  Treasury shares of the corporation shall consist of such shares as have been issued and thereafter acquired but not retired by the corporation.

ARTICLE X

General Provisions

Section 1.  Dividends:  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors or the Executive Committee at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.  Seal:  The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3.   RESERVED.

Section 4.  Notice and Waiver of Notice:  Whenever any notice is required to be given to any shareholder or director under the provisions of the General Corporation Law of the State of Delaware or under the provisions of the Certificate of Incorporation or Bylaws of this corporation, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors, and to shareholders to the extent and in the manner permitted by applicable law, may also be given by telegram, telephone, telecopier or other electronic transmission.

Whenever notice is required to be given under the provisions of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing or by electronic transmission, signed or given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

The attendance by a director at a meeting of the Board or a committee of the Board shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

The attendance by a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.  Amendments:  Except as otherwise provided herein, these Bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular meeting of the Board of Directors or the shareholders, or at any special meeting of the Board of Directors or shareholders if notice of such alteration, amendment, repeal or adoption, be contained in the notice of said special meeting.

Section 6.  Fiscal Year:  The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 7.  Indemnification:

(a)  Right to Indemnification.  The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of the corporation or, while a director, officer, or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, taxes, including ERISA excise taxes, or penalties, and amounts paid in settlement) reasonably incurred by such Covered Person, and such indemnification shall continue as to a Covered Person who has ceased to be a director, officer, employee, or agent and inure to the benefit or his or her heirs, executors, and administrators.  Notwithstanding the preceding sentence, except as otherwise provided in Section 7(c), the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

(b)  Advancement of Expenses.  The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 7 or otherwise.

(c)  Claims.  If a claim for indemnification under this Section 7 (following the final disposition of such proceeding) is not paid in full within sixty days after the corporation has received a claim therefor by the Covered Person, or, subject to subsection 7(b), if a claim for any advancement of expenses under this Section 7 is not paid in full within thirty days after the corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim.  If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d)  Non-exclusivity of Rights.  The rights conferred on any Covered Person by this Section 7 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(e)  Other Sources.  The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

(f)  Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

(g)  Other Indemnification and Advancement of Expenses.  This Section 7 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 8.  Exclusive Forum for Certain Disputes:  Unless the corporation consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of North Carolina or, if such court lacks jurisdiction, any North Carolina state court that has jurisdiction, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's shareholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, and (4) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.